                                                                     EXHIBIT 4.4

                               FINISAR CORPORATION

                      2 1/2% Convertible Subordinated Notes

                                    due 2010

           ----------------------------------------------------------

                                    INDENTURE

                          Dated as of October 15, 2003

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                     TRUSTEE

            ---------------------------------------------------------

                                Table of Contents

                                                                                                              Page
                                                                                                              ----
                                                    ARTICLE 1
                             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01         Definitions........................................................................        1
SECTION 1.02         Other Definitions..................................................................       11
SECTION 1.03         Incorporation by Reference of Trust Indenture Act..................................       12
SECTION 1.04         Rules of Construction..............................................................       13
SECTION 1.05         Acts of Holders....................................................................       13

                                                    ARTICLE 2
                                                    THE NOTES

SECTION 2.01         Form and Dating....................................................................       14
SECTION 2.02         Execution and Authentication.......................................................       16
SECTION 2.03         Registrar, Paying Agent and Conversion Agent.......................................       16
SECTION 2.04         Paying Agent to Hold Money and Notes in Trust......................................       17
SECTION 2.05         Noteholder Lists...................................................................       17
SECTION 2.06         Transfer and Exchange..............................................................       17
SECTION 2.07         Replacement Notes..................................................................       18
SECTION 2.08         Outstanding Notes; Determinations of Holders' Action...............................       19
SECTION 2.09         Temporary Notes....................................................................       20
SECTION 2.10         Cancellation.......................................................................       20
SECTION 2.11         Persons Deemed Owners..............................................................       21
SECTION 2.12         Global Notes.......................................................................       21
SECTION 2.13         CUSIP Numbers......................................................................       25
SECTION 2.14         Defaulted Interest.................................................................       26
SECTION 2.15         Registration Default...............................................................       26

                                                    ARTICLE 3
                                           REDEMPTION AND REPURCHASES

SECTION 3.01         Provisional Redemption.............................................................       26
SECTION 3.02         Notice of Trustee..................................................................       26
SECTION 3.03         Selection of Notes to be Redeemed..................................................       27
SECTION 3.04         Notice of Redemption...............................................................       27
SECTION 3.05         Effect of Notice of Redemption.....................................................       28
SECTION 3.06         Deposit of Provisional Redemption Price............................................       28
SECTION 3.07         Notes Redeemed in Part.............................................................       29
SECTION 3.08         Conversion Arrangement on Call for Redemption......................................       29
SECTION 3.09         Repurchase of Notes At Option of the Holder on Specific Date.......................       29
SECTION 3.10         Repurchase of Notes at Option of the Holder upon Change in Control.................       35

                                Table of Contents
                                  (continued)

                                                                                                              Page
                                                                                                              ----
SECTION 3.11         Effect of Put Right Repurchase Notice or Change in Control Repurchase Notice.......       42
SECTION 3.12         Deposit of Put Right Repurchase Notice or Change in Control Repurchase Price.......       43
SECTION 3.13         Notes Repurchased in Part..........................................................       44
SECTION 3.14         Covenant to Comply with Securities Laws upon Purchase or Repurchase of Notes.......       44
SECTION 3.15         Repayment to the Company...........................................................       44

                                                    ARTICLE 4
                                                    COVENANTS

SECTION 4.01         Payment of Principal and Interest on the Notes.....................................       45
SECTION 4.02         Commission and Other Reports.......................................................       45
SECTION 4.03         Compliance Certificate.............................................................       45
SECTION 4.04         Further Instruments and Acts.......................................................       45
SECTION 4.05         Maintenance of Office or Agency....................................................       46
SECTION 4.06         Delivery of Certain Information....................................................       46

                                                    ARTICLE 5
                                              SUCCESSOR CORPORATION

SECTION 5.01         When Company May Merge or Transfer Assets..........................................       46

                                                    ARTICLE 6
                                              DEFAULTS AND REMEDIES

SECTION 6.01         Events of Default..................................................................       47
SECTION 6.02         Acceleration.......................................................................       49
SECTION 6.03         Other Remedies.....................................................................       50
SECTION 6.04         Waiver of Past Defaults............................................................       50
SECTION 6.05         Control by Majority................................................................       50
SECTION 6.06         Limitation on Suits................................................................       50
SECTION 6.07         Rights of Holders to Receive Payment...............................................       51
SECTION 6.08         Collection Suit by Trustee.........................................................       51
SECTION 6.09         Trustee May File Proofs of Claim...................................................       51
SECTION 6.10         Priorities.........................................................................       52
SECTION 6.11         Undertaking for Costs..............................................................       52
SECTION 6.12         Waiver of Stay, Extension or Usury Laws............................................       52

                                                    ARTICLE 7
                                                     TRUSTEE

                                Table of Contents
                                  (continued)

                                                                                                              Page
                                                                                                              ----
SECTION 7.01         Duties and Responsibilities of the Trustee; During Default; Prior to Default.......       53
SECTION 7.02         Certain Rights of the Trustee......................................................       54
SECTION 7.03         Trustee Not Responsible for Recitals, Disposition of Notes or Application of
                      Proceeds Thereof ..............................................................          55
SECTION 7.04         Trustee and Agents May Hold Notes; Collections, etc................................       55
SECTION 7.05         Moneys Held by Trustee.............................................................       55
SECTION 7.06         Compensation and Indemnification of Trustee and Its Prior Claim....................       55
SECTION 7.07         Right of Trustee to Rely on Officers' Certificate, etc.............................       56
SECTION 7.08         Conflicting Interests..............................................................       56
SECTION 7.09         Persons Eligible for Appointment as Trustee........................................       56
SECTION 7.10         Resignation and Removal; Appointment of Successor Trustee..........................       56
SECTION 7.11         Acceptance of Appointment by Successor Trustee.....................................       57
SECTION 7.12         Merger, Conversion, Consolidation or Succession to Business of Trustee.............       58
SECTION 7.13         Preferential Collection of Claims Against the Company..............................       59
SECTION 7.14         Reports by the Trustee.............................................................       59
SECTION 7.15         Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.......       59

                                                    ARTICLE 8
                                             DISCHARGE OF INDENTURE

SECTION 8.01         Discharge of Liability on Notes....................................................       59
SECTION 8.02         Repayment of the Company...........................................................       59

                                                    ARTICLE 9
                                                   AMENDMENTS

SECTION 9.01         Without Consent of Holders.........................................................       60
SECTION 9.02         With Consent of Holders............................................................       61
SECTION 9.03         Compliance with Trust Indenture Act................................................       61
SECTION 9.04         Revocation and Effect of Consents, Waivers and Actions.............................       61
SECTION 9.05         Notation on or Exchange of Notes...................................................       62
SECTION 9.06         Trustee to Sign Supplemental Indentures............................................       62
SECTION 9.07         Effect of Supplemental Indentures..................................................       62

                                                   ARTICLE 10
                                                   CONVERSION

SECTION 10.01        Conversion Right and Conversion Price..............................................       62
SECTION 10.02        Exercise of Conversion Right.......................................................       63
SECTION 10.03        Fractions of Shares................................................................       64
SECTION 10.04        Adjustment of Conversion Price.....................................................       64

                                Table of Contents
                                  (continued)

                                                                                                              Page
                                                                                                              ----
SECTION 10.05        Notice of Adjustments of Conversion Price..........................................       72
SECTION 10.06        Notice Prior to Certain Actions....................................................       72
SECTION 10.07        Company to Reserve Common Stock....................................................       73
SECTION 10.08        Taxes on Conversions...............................................................       73
SECTION 10.09        Covenant as to Common Stock........................................................       74
SECTION 10.10        Cancellation of Converted Notes....................................................       74
SECTION 10.11        Effect of Reclassification, Consolidation, Merger or Sale..........................       74
SECTION 10.12        Adjustment for Other Distributions.................................................       75
SECTION 10.13        Responsibility of Trustee for Conversion Provisions................................       76

                                                   ARTICLE 11
                                                  SUBORDINATION

SECTION 11.01        Agreement to Subordinate...........................................................       76
SECTION 11.02        Liquidation; Dissolution; Bankruptcy...............................................       77
SECTION 11.03        Default on Designated Senior Indebtedness..........................................       77
SECTION 11.04        Acceleration of Notes..............................................................       79
SECTION 11.05        When Distribution Must Be Paid Over................................................       79
SECTION 11.06        Notice by the Company..............................................................       79
SECTION 11.07        Subrogation........................................................................       79
SECTION 11.08        Relative Rights....................................................................       79
SECTION 11.09        Subordination May Not Be Impaired by the Company...................................       80
SECTION 11.10        Distribution or Notice to Representative...........................................       80
SECTION 11.11        Rights of Trustee and Paying Agent.................................................       80

                                                   ARTICLE 12
                                                    SECURITY

SECTION 12.01        Security...........................................................................       81

                                                   ARTICLE 13
                                                  MISCELLANEOUS

SECTION 13.01        Trust Indenture Act Controls.......................................................       83
SECTION 13.02        Notices............................................................................       83
SECTION 13.03        Communication by Holders with Other Holders........................................       84
SECTION 13.04        Certificate and Opinion as to Conditions Precedent.................................       84
SECTION 13.05        Statements Required in Certificate or Opinion......................................       85
SECTION 13.06        Separability Clause................................................................       85
SECTION 13.07        Rules by Trustee, Paying Agent, Conversion Agent and Registrar.....................       85
SECTION 13.08        Legal Holidays.....................................................................       85
SECTION 13.09        GOVERNING LAW......................................................................       85
SECTION 13.10        No Recourse Against Others.........................................................       85
SECTION 13.11        Successors.........................................................................       86

                                Table of Contents
                                  (continued)

                                                                                                              Page
                                                                                                              ----
SECTION 13.12        Multiple Originals.................................................................       86

EXHIBITS

Exhibit A-1      Form of Face of Global Note
Exhibit A-2      Form of Certificated Note
Exhibit B-1      Transfer Certificate
Exhibit C-1      Form of Notice of Holder to Elect Repurchase on Specific Date
Exhibit C-2      Form of Notice of Holder to Elect Repurchase upon a Change in
                 Control
Exhibit D        Form of Accredited Investor Representation Letter

                             CROSS-REFERENCE TABLE*

TIA SECTION                                                               INDENTURE SECTION
310(a)(1).......................................................                7.09
   (a)(2).......................................................                7.09
   (a)(3).......................................................                N.A.
   (a)(4).......................................................                N.A.
   (a)(5).......................................................                7.09
   (b)..........................................................        7.08; 7.09; 7.10;7.11
   (c)..........................................................                N.A.
311(a)..........................................................                7.13
   (b)..........................................................                7.13
   (c)..........................................................                N.A.
312(a)..........................................................                2.05
   (b)..........................................................                13.03
   (c)..........................................................                13.03
313(a)..........................................................                7.14
   (b)(1).......................................................                7.14
   (b)(2).......................................................                7.14
   (c)..........................................................                13.02
   (d)..........................................................                7.14
314(a)..........................................................          4.02; 4.03; 13.02
   (b)..........................................................              12.01(e)
   (c)(1).......................................................                13.04
   (c)(2).......................................................                13.04
   (c)(3).......................................................                N.A.
   (d)..........................................................              12.01(d)
   (e)..........................................................                13.05
   (f)..........................................................                N.A.
315(a)..........................................................                7.01
   (b)..........................................................             7.15; 13.02
   (c)..........................................................                7.01
   (d)..........................................................                7.01
   (e)..........................................................                6.11
316(a)(last sentence)...........................................                2.08
   (a)(1)(A)....................................................                6.05
   (a)(1)(B)....................................................                6.04
   (a)(2).......................................................                N.A.
   (b)..........................................................                6.07
317(a)(1).......................................................                6.08
   (a)(2).......................................................                6.09
   (b)..........................................................                2.04
318(a)..........................................................                13.01

                            N. A.means Not Applicable

----------------
* Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                  INDENTURE dated as of October 15, 2003 between FINISAR CORPORATION, a Delaware corporation (the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee hereunder (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of its 2 1/2% Convertible Subordinated Notes due 2010 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

                  The Notes will be partially secured pursuant to the terms of the Pledge Agreement (as defined herein) by Pledged Securities (as defined herein).

                  This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "Additional Pledged Securities" has the meaning specified in the Pledge Agreement.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

                  "Business Day" means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York or the city in which the principal corporate trust office of the Trustee is located.

                  "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

                  "Certificated Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-2.

                  "Closing Price" of any security on any date of determination means:

                  (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

                  (2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

                  (3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ National Market;

                  (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                  (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

                  "Closing Time" has the meaning specified in the Purchase Agreement.

                  "Collateral Account" means an account established with the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities to be purchased by the Company with a portion of the proceeds from the sale of the Notes.

                  "Collateral Agent" means, initially, U.S. Bank National Association, a national banking association, as collateral agent under the Pledge Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Common Stock, par value $0.001 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 10.11, shares issuable on conversion or repurchase of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "common stock" means any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, "Company" shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

                  "Conversion Agent" means any person authorized by the Company to convert Notes in accordance with Article 10 hereof.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, 16th Floor, New York, New York, 10005, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Date of Delivery" has the meaning specified in the Purchase Agreement.

                  "Default" means, when used with respect to the Notes, any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" means the Company's obligations under any particular Senior Indebtedness that expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture.

                  "Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Global Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-1.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, contingent or otherwise, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Holder" or "Noteholder" means a person in whose name a Note is registered on the Registrar's books.

                  "Indebtedness" means, with respect to any person, without duplication:

                  (1) all indebtedness, obligations and other liabilities, contingent or otherwise, of such person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

                  (2) all obligations of such person evidenced by bonds, credit or loan agreements, notes, debentures or other similar instruments;

                  (3) indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

                  (4) all obligations and liabilities, contingent or otherwise, in respect of leases of the person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of the person and all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements thereon which provides that the person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor and the obligations of the person under the lease or related document to purchase or to cause a third party to purchase the leased property whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP, including, without limitations, synthetic lease obligations;

                  (5) all obligations of such person under or in respect of interest rate agreements, currency agreements or other swap, cap floor or collar agreement, hedge agreement, forward contract or similar instrument or agreement or foreign currency, hedge, exchange or purchase or similar instrument or agreement;

                  (6) all indebtedness referred to in (but not excluded from) the preceding clauses (1) through (5) of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

                  (7) all guarantees by such person of indebtedness referred to in (but not excluded from) this definition of any other person;

                  (8) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

                  (9) the present value of the obligations of such person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in any sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; and

                  (10) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (9) above.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act.

                  "Initial Pledged Securities" has the meaning specified in the Pledge Agreement.

                  "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., CIBC World Markets Corp., Needham & Company, Inc., RBC Dain Rauscher Inc., SoundView Technology Corporation and Thomas Weisel Partners LLC.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

                  "Interest Rate" means 2 1/2% per annum.

                  "Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

                  "Liquidated Damages" has the meaning specified in the Registration Rights Agreement.

                  "Notes" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

                  "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

                  "Officers' Certificate" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by one authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

                  "144A Global Note" means a permanent Global Note in the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Notes sold in reliance on Rule 144A.

                  "Opinion of Counsel" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is reasonably acceptable to the Trustee or the Registrar, as applicable. The counsel may be an employee of, or counsel to, the Company, the Trustee or the Registrar.

                  "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

                  "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of October 15, 2003, among the Company, the Trustee and the Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "Pledged Securities" means the U.S. Government Obligations to be purchased by the Company and held in the Collateral Account in accordance with the Pledge Agreement.

                  "principal" of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note.

                  "Purchase Agreement" means the Purchase Agreement, dated as of October 8, 2003, between the Company and the Initial Purchasers.

                  "Redeemable Capital Stock" means any class of the Company's Capital Stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (whether by sinking fund or otherwise) prior to the date that is 91 days after the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date (unless it is convertible or exchangeable solely at the Company's option).

                  "Registration Rights Agreement" means the Registration Rights Agreement of even date herewith entered into by the Company and the Initial Purchasers.

                  "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Restricted Note" means a Note required to bear the restrictive legend set forth in the form of Note set forth in Exhibits A-1 and A-2 of this Indenture.

                  "Restriction Termination Date" means, with respect to any Note, the date that is two years after the later of:

                  (1) the Issue Date of the Note, or, in the case of Common Stock, the Issue Date of the Note upon the conversion of which such Common Stock was issued; and

                  (2) the last date on which any "affiliate," as defined in Rule 144, of the Company was the owner of such Note or Common Stock.

                  "Rule 144" means Rule 144 promulgated under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

                  "Senior Indebtedness" means:

                  (1) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of all of the Indebtedness of the Company or obligations to any person for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement including default interest and interest accruing after a bankruptcy;

                  (2) commitment or standby fees due and payable to lending institutions with respect to credit facilities available to the Company;

                  (3) all of the Company's noncontingent obligations (i) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (ii) under interest rate swaps, caps, collars, options and similar arrangements and (iii) under any foreign exchange contract, currency swap agreement, futures contract, currency option contract or other foreign currency hedge;

                  (4) all of the Company's obligations under leases for real estate, facilities, equipment or related assets, whether or not capitalized, that are entered into or leased for financing purposes;

                  (5) any liabilities of others described in clauses (1) through (4) above that the Company has guaranteed or which are otherwise the Company's legal liability; and

                  (6) renewals, extensions, refundings, refinancings, restructurings, amendments and modifications of any such indebtedness or guarantee.

                  Notwithstanding the foregoing, "Senior Indebtedness" shall not include:

                  (a) Indebtedness or other obligations of the Company that by its terms ranks equal or junior in right of payment to the Notes;

                  (b)      Indebtedness evidenced by the Notes;

                  (c) Indebtedness evidenced by the Company's 5 1/4% Convertible Subordinated Notes due 2008 issued pursuant to that certain indenture, dated as of October 15, 2001, which notes rank pari passu in payment with the Notes, provided that the Holders of the Notes shall not be entitled to any of the U.S. Government Obligations pledged for the exclusive benefit of the holders of the notes described in this subsection (c) (or the proceeds thereof) and such holders shall not be entitled to any of the Pledged Securities (or the proceeds thereof);

                  (d) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company;

                  (e) accounts payable or other liabilities owed or owing by the Company to trade creditors (including guarantees thereof or instruments evidencing such liabilities);

                  (f) amounts owed by the Company for compensation to employees or for services rendered to the Company;

                  (g) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, except if it is pledged as security for any Senior Indebtedness;

                  (h)      Capital Stock of the Company;

                  (i) Indebtedness of the Company evidenced by any Guarantee of any such Indebtedness ranking equal or junior in right of payment to the Notes; and

                  (j) Indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company.

                  "Significant Subsidiary" means a Subsidiary of the Company, including the Subsidiaries of such Subsidiary, that meets any of the following conditions:

                  (1) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (2) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (3) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

                  "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

                  "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "Trading Day" means a day during which trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the eighth interest installment under the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation for the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  SECTION 1.02 Other Definitions.

                                                                         Defined in
Term                                                                       Section
----                                                                       -------
"Act"...............................................................       1.05(a)
"Agent Members".....................................................       2.12
"Bankruptcy Law"....................................................       6.01
"Change in Control".................................................       3.10(a)
"Change in Control Repurchase Date".................................       3.10(a)
"Change in Control Repurchase Notice"...............................       3.10(d)
"Change in Control Repurchase Price"................................       3.10(a)
"Company Change in Control Notice"..................................       3.10(b)
"Company Put Right Notice"..........................................       3.09(b)
"Conversion Agent"..................................................       2.03
"Conversion Price"..................................................      10.01
"Current Market Price"..............................................      10.04(g)
"Custodian".........................................................       6.01
"Depositary"........................................................       2.01(a)
"Determination Date"................................................      10.04(e)
"DTC"...............................................................       2.01(a)
"Event of Default"..................................................       6.01
"Exchange Act"......................................................       3.10(a)
"excluded securities"...............................................      10.04(d)

"Expiration Time"...................................................      10.04(f)
"fair market value".................................................      10.04(g)
"Legal Holiday".....................................................      13.08
"Legend"............................................................       2.06(f)
"Non-Electing Share"................................................      10.11
"Non-Payment Default"...............................................      11.03(b)
"Notice Date".......................................................       3.01
"Notice of Default".................................................       6.01
"Paying Agent"......................................................       2.03
"Payment Blockage Period"...........................................      11.03(b)
"Payment Default"...................................................      11.03(a)
"Permitted Junior Securities" ......................................      11.02
"Provisional Redemption"............................................       3.01
"Provisional Redemption Date".......................................       3.01
"Provisional Redemption Price"......................................       3.01
"Purchased Shares"..................................................      10.04(f)
"Put Right Repurchase Date".........................................       3.09(a)
"Put Right Repurchase Price"........................................       3.09(a)
"Put Right Repurchase Notice".......................................       3.09(c)
"QIB"...............................................................       2.01(a)
"Record Date".......................................................      10.04(g)
"Reference Period"..................................................      10.04(d)
"Registrar".........................................................       2.03
"Rule 144A Information".............................................       4.06
"Trigger Event".....................................................      10.04(d)

                  SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Commission.

                  "indenture notes" means the Notes.

                  "indenture note holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture Notes means the Company.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  The ownership of Notes shall be proved by the register for the Notes or by a certificate of the Registrar.

                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2

                                    THE NOTES

                  SECTION 2.01 Form and Dating. The Global Notes and the Trustee's certificate of authentication to be borne by such Notes and the Certificated Notes and the Trustee's Certificate of Authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibits A-1 and A-2, respectively, which are incorporated in and made a part of this Indenture. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the notes may be listed or designated for issuance, or to conform to usage.

                  (a) Global Notes. Notes offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Note, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

                  Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (d) Restrictive Legends. Until the Restriction Termination Date, all Global Notes and all Certificated Notes shall bear the Legend, unless such Notes have been transferred pursuant to a registration statement that has been declared effective under the Securities Act. Until the Restriction Termination Date, the Company covenants that any stock certificate representing shares of Common Stock delivered by the Company upon conversion of any Notes will bear the Legend, unless such shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act.

                  (e) Certificated Notes. Notes not issued as interests in the Global Notes will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                  SECTION 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $150,000,000 upon a Company Order without any further action by the Company. The Trustee shall not authenticate an aggregate principal amount of Notes outstanding at any time in excess of the amount set forth in the foregoing sentence, except as provided in
Section 2.07.

                  The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any whole multiple thereof.

                  SECTION 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for repurchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (to the extent such agents are other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes.

                  SECTION 2.04 Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

                  SECTION 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual Interest Payment Date a listing of Noteholders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

                  SECTION 2.06 Transfer and Exchange. Subject to Section 2.12 hereof, (a) upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

                  The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Put Right Repurchase Notice (as defined in Section 3.09(c)) or Change in Control Repurchase Notice (as defined in Section 3.10(d)) has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (f) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the forms of Note attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an affiliate, as defined in Rule 144, of the Company, the Legend shall be reinstated.

                  SECTION 2.07 Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note (in the case of mutilation) or indemnity (in all other cases) as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or repurchase such Note, as the case may be.

                  Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.08 Outstanding Notes; Determinations of Holders' Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, or other Act only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the Paying Agent holds, in accordance with this Indenture, on a Provisional Redemption Date, or on the Business Day following a Change in Control Repurchase Date, or on the Business Day following the Put Right Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Provisional Redemption Date, Change in Control Repurchase Date, Put Right Repurchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; provided further that, with respect to the Put Right Repurchase Date or a Change in Control Repurchase Date, as the case may be, no Put Right Repurchase Notice or Change in Control Repurchase Notice, respectively, with respect to such Notes has been withdrawn validly.

                  If a Note is converted in accordance with Article 10, then from and after the time of conversion on the conversion date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

                  SECTION 2.09 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.10 Cancellation. All Notes surrendered for payment, repurchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall, upon request, deliver a certificate of destruction to the Company.

                  SECTION 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Provisional Redemption Price, Put Right Repurchase Price or Change in Control Repurchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.12 Global Notes.

                  (a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.06 and Sections 2.12(a)(iii) and
(iv) below.

                  (i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause
         (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

                  (ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Note (which transfer, if made to an Institutional Accredited Investor that is not a QIB, shall be made to a Holder that is acquiring a minimum of $250,000 aggregate principal amount of Notes) in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with:

                           (A) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit B-1 and, in the case of a transfer to an Institutional Accredited Investor that is not a QIB, a representation letter in the form set forth in Exhibit D;

                           (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (C) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be decreased by the aggregate principal amount of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so issued.

                  (iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

                        (x) to register the transfer of such Certificated Notes; or

                        (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

                               (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                               (B) so long as such Notes are Restricted Notes, such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or
                        (3) below, and are accompanied by the following additional information and documents, as applicable:

                                    (1)      if such Certificated Notes are
                                    being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                                    (2)      if such Certificated Notes are
                                    being transferred to the Company, a
                                    certification to that effect; or

                                    (3)      if such Certificated Notes are
                                    being transferred pursuant to an exemption from registration (including any transfer to an Institutional Accredited Investor), (i) a certification to that effect (in the form set forth in Exhibit B-1, if applicable) and
                                    (ii) if the Company or Registrar so
                                    requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below, including any transfer from an Institutional Accredited Investor that is not a QIB to a QIB.

         Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

                       (A) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit B-1, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

                        (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global
                  Note in the appropriate principal amount.

                  (b) Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) promulgated under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule
144), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (d) In the event that Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year restriction period, then restrictions on transfer on the Notes and the Common Stock will be deemed to refer to the shortened restriction period. The Company undertakes to inform the Trustee if such change to Rule 144(k) occurs and the effect (if any) to the restrictions on transfer applicable to the Notes and Common Stock and shall provide additional information (including an Opinion of Counsel and/or an Officers' Certificate) if so requested by the Trustee.

                  (e) As used in subsections (c) and (d) of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

                  (f)      The provisions of clauses (i), (ii), (iii), (iv) and
(v) below shall apply only to Global Notes:

                  (i) Notwithstanding any other provisions of this Indenture or the Notes, except as provided in Section 2.12(a)(i), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause

         (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

                  (ii) Subject to the last sentence of clause (i) above, notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

                  (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

                  SECTION 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                  SECTION 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.15 Registration Default. The interest rate borne by the Notes shall be increased upon a Registration Default (as defined in the Registration Rights Agreement) due to the incurrence of Liquidated Damages, as provided in the Registration Rights Agreement and the Notes. If a Registration Default occurs, the Company shall deliver to the Trustee an Officers' Certificate stating (1) the amount of increased interest payable in the form of Liquidated Damages, (2) the date from which the increased Interest Rate resulting from the Liquidated Damages is effective and (3) when such Liquidated Damages are payable. Unless and until a Responsible Officer of the Trustee receives such an Officer's Certificate, the Trustee shall assume there has been no increase in the amount of interest.

                                   ARTICLE 3

                           REDEMPTION AND REPURCHASES

                  SECTION 3.01 Provisional Redemption. Commencing on or after October 15, 2007, the Company may, at its option, redeem the Notes in whole at any time or in part on any date from time to time, upon notice as set forth in
Section 3.04, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any (such amount, the "Provisional Redemption Price"), to but excluding the date of redemption ("Provisional Redemption Date") (provided however, if such Provisional Redemption Date is an Interest Payment Date, the interest due on such Interest Payment Date shall be payable to the Holder of the Notes called for redemption registered as such on the relevant Record Date and the Provisional Redemption Price shall not include such interest payment), if the Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in the consecutive 30-Trading Day period ending on the Trading Day immediately preceding to the date of mailing of the provisional notice of redemption pursuant to Section 3.04 (the "Notice Date").

                  SECTION 3.02 Notice of Trustee. If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.01 hereof, it shall notify the Trustee at least 30 days prior but not more than 60 days prior to the applicable Provisional Redemption Date of such intended Provisional Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.

                  SECTION 3.03 Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Notes and portions thereof that the Trustee selects shall be in principal amounts equal to whole multiples of no less than $1,000.

                  If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any interest payment as a result of such deemed redemption in excess of such interest as such Holder would have otherwise been entitled to receive upon conversion of such
Note). Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  SECTION 3.04 Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 13.02 hereof to the Holders of Notes to be redeemed. Such notice shall be given not less than 30 nor more than 60 days prior to a Provisional Redemption Date for redemption pursuant to Section 3.01.

                  All notices of redemption shall state:

                  (1)      the Provisional Redemption Date;

                  (2)      the Provisional Redemption Price;

                  (3) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

                  (4) that on the applicable Provisional Redemption Date the Provisional Redemption Price will become due and payable upon each such Note to be redeemed, and that interest on the Notes shall cease to accrue on and after such date;

                  (5) the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

                  (6) the place or places where such Notes are to be surrendered for payment of the Provisional Redemption Price; and

                  (7)      the CUSIP number of the Notes.

                  The notice given shall specify the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.06 hereof, and shall specify the serial numbers of Notes and the portions thereof called for redemption.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company.

                  SECTION 3.05 Effect of Notice of Redemption. Notice of redemption having been given as provided in Section 3.04 hereof, the Notes so to be redeemed shall, on the applicable Provisional Redemption Date, become due and payable at the Provisional Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Provisional Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Provisional Redemption Price; Provided, however, that the portion of the Provisional Redemption Price comprising of interest on Notes whose Stated Maturity is prior to or on the applicable Provisional Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 hereof.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the applicable Provisional Redemption Date at the Interest Rate.

                  SECTION 3.06 Deposit of Provisional Redemption Price. Prior to or on any Provisional Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, such Paying Agent shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Provisional Redemption Date) sufficient to pay the Provisional Redemption Price of all the Notes to be redeemed on that Provisional Redemption Date, other than any Notes called for redemption on that date which have been converted prior to the date of such deposit (except with respect to the Provisional Redemption as provided in Sections 3.01 and 3.05 hereof).

                  If any Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any predecessor Note to receive interest as provided in Section
4.01 hereof) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

                  SECTION 3.07 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 4.05 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                  SECTION 3.08 Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or prior to 11:00 a.m. New York City time on the applicable Provisional Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Provisional Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this
Article 3, the obligation of the Company to pay the Provisional Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the applicable Provisional Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, except to the extent such loss, liability, expense or cost results from Trustee's gross negligence or willful misconduct.

                  SECTION 3.09 Repurchase of Notes At Option of the Holder on Specific Date.

                  (a) Notes shall be repurchased by the Company in accordance with the provisions of paragraph 8 on the reverse side of the Notes promptly after October 15, 2007 (the "Put Right Repurchase Date"), at a purchase price per Note equal to 100% of the aggregate principal amount of the Note, together with any accrued interest up to, but excluding, the applicable Put Right Repurchase Date (the "Put Right Repurchase Price").

                  Subject to the fulfillment by the Company of the conditions set forth in Section 3.09(f) hereof, the Company may elect to pay the Put Right Repurchase Price (to the extent not paid in cash) by delivering the number of shares of Common Stock equal to (i) the Put Right Repurchase Price (to the extent not paid in cash) divided by (ii) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Put Right Repurchase Date.

                  Whenever in this Indenture (including Sections 2.01, 6.01(1) and 6.07 hereof) or Exhibits A-1 or A-2 annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Put Right Repurchase Price payable in respect to such Note to the extent that such Put Right Repurchase Price is, was or would be so payable at such time, and express mention of the Put Right Repurchase Price in any provision of this Indenture shall not be construed as excluding the Put Right Repurchase Price in those provisions of this Indenture when such express mention is not made.

                  (b) The Company shall give written notice of the Put Right Repurchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) not less than 20 Business Days prior to the Put Right Repurchase Date (the "Company Put Right Notice"). Each Company Put Right Notice shall include a form of Put Right Repurchase Notice to be completed by a Noteholder and shall state:

                  (1) the Put Right Repurchase Price, the Put Right Repurchase Date and the Conversion Price then in effect;

                  (2) the name and address of the Paying Agent and the Conversion Agent;

                  (3) that Notes as to which a Put Right Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and paragraph 9 on the reverse side of the Notes only to the extent that the Put Right Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (4) that Notes must be surrendered to the Paying Agent to collect payment;

                  (5) that the Put Right Repurchase Price for any Note as to which a Put Right Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Repurchase Date and the time of surrender of such Note as described in subclause
         (4) above;

                  (6) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;

                  (7)      briefly, the conversion rights of the Notes;

                  (8) the procedures for withdrawing a Put Right Repurchase Notice (including pursuant to the terms of Section 3.09(c));

                  (9) that, unless the Company defaults in making payment on Notes for which a Put Right Repurchase Notice has been submitted, interest on such Notes will cease to accrue on and after the Put Right Repurchase Date;

                  (10)     the CUSIP number of the Notes; and

                  (11) whether the Put Right Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock or a combination thereof, and if a combination thereof, such notice shall provide the proportion of cash and Common Stock.

                  If any of the Notes to be repurchased are in the form of a Global Note, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

                  At the Company's request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.

                  (c)      Purchases of Notes by the Company pursuant to this
Section 3.09 shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of repurchase in the form set forth in Exhibit C-1 attached hereto (a "Put Right Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Put Right Repurchase Date until the close of business on the Put Right Repurchase Date stating:

                  (i) if certificated Notes have been issued, the certificate number of the Note which the Holder will deliver to be repurchased (or if the Notes are not certificated, the Put Right Repurchase Notice must comply with the procedures of the Depositary applicable to repurchases),

                  (ii) the portion (which may be 100%) of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in a principal amount in whole multiples of no less than $1,000,

                  (iii) that such Note shall be repurchased as of the Put Right Repurchase Date pursuant to the terms and conditions specified in paragraph 8 on the reverse side of the Notes and in this Section 3.09 of this Indenture.

                  (iv) if the Company elects, pursuant to Section 3.09(d), to pay the Put Right Repurchase Price to be paid on the Put Right Repurchase Date, in whole or in part, in shares of Common Stock but such portion of the Put Right Repurchase Price shall ultimately be payable to such Holder entirely in cash because any condition to payment of the Put Right Repurchase Price (or a portion thereof) in Common Stock is not satisfied prior to the close of business on the Business Day immediately preceding the Put Right

         Repurchase Date, as set forth in Section 3.09(f), whether such Holder elects (i) to withdraw such Put Right Repurchase Notice as to some or all of the Notes to which such Put Right Repurchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Put Right Repurchase Price for all Notes (or portions thereof) to which such Put Right Repurchase Notice relates; and

                  (2) delivery of such Note to the Paying Agent at any time after delivery of the Put Right Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent (if the Notes are not certificated, such delivery must comply with the procedures of the Depositary applicable to repurchases) shall be a condition to receipt by the Holder of the Put Right Repurchase Price therefor. The Put Right Repurchase Price shall be paid pursuant to this
         Section 3.09 only if the Note delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Repurchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Put Right Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.09(c)(1)(iv), fails to indicate such Holder's choice with respect to the election set forth in clause (iv) of Section 3.09(c)(1), such Holder shall be deemed to have elected to receive cash in respect of the Put Right Repurchase Price for all Notes subject to such Put Right Repurchase Notice in the circumstances set forth in such clause (iv).

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Repurchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Put Right Repurchase Notice at any time prior to the close of business on the Put Right Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Repurchase Notice or written notice of withdrawal thereof.

                  (d) The Notes to be repurchased pursuant to Section 3.09(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.09(e) and (f). The Company shall designate, in the Company Put Right Notice delivered pursuant to Section 3.09(b), whether the Company will repurchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Put Right Repurchase Price of Notes in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.09 shall receive the same percentage of cash or Common Stock in payment of the Put Right Repurchase Price for such Notes, except (i) as provided in Section 3.09(f) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) if the Company is unable to repurchase the Notes of a Holder or Holders for Common Stock because any of the conditions specified in Section 3.09(f) have not been satisfied, the Company, subject to such Holder or Holders' election under Section 3.09(c)(1)(iv) to withdraw its Put Right Repurchase Notice, may repurchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Put Right Notice to Holders except pursuant to this Section 3.09(d) or pursuant to Section 3.09(f) in the event of a failure to satisfy, prior to the close of business on the Put Right Repurchase Date, any condition to the payment of the Put Right Repurchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the date on which the Company provides its Company Put Right Notice, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii)     the information required by Section 3.09(b),

                  (iii) if the Company elects to pay the Put Right Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.09(f) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Put Right Notice required by Section 3.09(b).

                  (e) On the date as provided in Section 3.12, at the option of the Company, as specified in the Put Right Repurchase Notice or if the conditions in Section 3.09(f) have not been met, the Put Right Repurchase Price of Notes in respect of which a Put Right Repurchase Notice pursuant to Section 3.09(c) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Put Right Repurchase Price of such Notes. If the Company elects to repurchase Notes with cash, the Company Put Right Notice, as provided in Section 3.09(b), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Put Right Repurchase Date.

                  (f) On the date as provided in Section 3.12, at the option of the Company, as specified in the Put Right Repurchase Notice, subject to satisfaction of the conditions set forth in this Section 3.09(f), the Put Right Repurchase Price of Notes in respect of which a Put Right Repurchase Notice pursuant to Section 3.09(c) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Put Right Repurchase Price of such Notes in cash by (ii) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Put Right Repurchase Date, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Put Right Repurchase Price. Instead the Company will pay cash for the value of the fractional share. The value of a fraction of a share shall be determined by multiplying (i) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Put Right Repurchase Date by (ii) such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

                  Upon the delivery by the Company to the Holders of the full number of the shares of Common Stock into which the Notes are convertible, together with cash payment, if any, for the cash portion of the Put Right Repurchase Price or the Holders' fractional shares, the obligation of the Company to pay the principal amount of the Notes and any accrued and unpaid interest thereon shall be deemed satisfied. Accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

                  The Company's right to exercise its election to repurchase the Notes pursuant to Section 3.09 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) The shares of Common Stock to be issued upon repurchase of Notes hereunder:

                                    (A)      shall not require registration
                           under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon resale or, if such registration is required, such registration shall be completed and shall become effective prior to the Put Right Repurchase Date; and

                                    (B)      shall not require registration
                           with, or approval of, any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Put Right Repurchase Date.

                  (ii) The shares of Common Stock to be issued upon repurchase of Notes hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Put Right Repurchase Date.

                  (iii) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

                  If any of the conditions set forth in clauses (i) through
(iii) of this Section 3.9(f) are not satisfied in accordance with the terms thereof, the Put Right Repurchase Price shall be paid by the Company only in cash.

                  (g) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Note if the principal amount of such portion is a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

                  (h) The Company shall deposit cash (in respect of a cash repurchase under Section 3.09(e) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.12, sufficient to pay the aggregate Put Right Repurchase Price of all Notes to be purchased pursuant to this Section
3.09. As soon as practicable after the Put Right Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Put Right Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Put Right Repurchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Put Right Repurchase Date.

                  (i) If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.10 Repurchase of Notes at Option of the Holder upon Change in Control.

                  (a) If there shall have occurred a Change in Control, all or any portion of the Notes of any Holder equal to a whole multiple of $1,000, not previously called for redemption, shall be repurchased by the Company, at the option of such Holder, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the repurchase date (the "Change in Control Repurchase Price"), on the date (the "Change in Control Repurchase Date") that is 45 Business Days after the Change in Control Repurchase Notice; provided, however, that installments of interest on Notes whose Stated Maturity is prior to or on the Change in Control Repurchase Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.

                  Subject to the fulfillment by the Company of the conditions set forth in Section 3.10(b) hereof, the Company may elect to pay the Change in Control Repurchase Price (to the extent not paid in cash) by delivering the number of shares of Common Stock equal to (i) the Change in Control Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change in Control Repurchase Date.

                  Whenever in this Indenture (including Sections 2.01, 6.01(a) and 6.07 hereof) or Exhibits A-1 and A-2 annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change in Control Repurchase Price payable in respect to such Note to the extent that such Change in Control Repurchase Price is, was or would be so payable at such time, and express mention of the Change in Control Repurchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Repurchase Price in those provisions of this Indenture when such express mention is not made.

                  A "Change in Control" of the Company shall be deemed to have occurred at such time after the original issuance of Notes as any of the following events shall occur:

                  (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

                  (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                                    (A)      any transaction (1) that does not
                           result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (2) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

                                    (B)      any merger solely for the purpose
                           of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity,

                  (iii) during any consecutive two-year period, individuals \ who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iv) the Company is liquidated or dissolved or a resolution is passed by the Company's stockholders approving a plan of liquidation or dissolution of the Company other than in a transaction that complies with the provisions described in Article 5 of the Indenture.

Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term "person" shall include any syndicate or group that would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

                  (b) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Noteholders, in the manner provided in Section 13.02 hereof, notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof (the "Company Change in Control Notice"). The Company shall also deliver a copy of such Company Change in Control Notice to the Trustee. The notice shall include a form of Change in Control Repurchase Notice (as defined in Section 3.10(c)) to be completed by the Noteholder and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Repurchase Notice pursuant to this Section 3.10 must be given;

                  (3)      the Change in Control Repurchase Date;

                  (4)      the Change in Control Repurchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6)      the Conversion Price and any adjustments thereto;

                  (7) that Notes as to which a Change in Control Repurchase Notice has been given may be converted pursuant to Article 10 hereof and paragraph 9 on the reverse side of the Notes only if the Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that Notes must be surrendered to the Paying Agent to collect payment;

                  (9) that the Change in Control Repurchase Price for any Note as to which a Change in Control Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Note as described in (8) above;

                  (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.10;

                  (11)     briefly, the conversion rights of the Notes;

                  (12) the procedures for withdrawing a Change in Control Repurchase Notice;

                  (13) that, unless the Company defaults in making payment on Notes for which a Change in Control Repurchase Notice has been submitted, interest on such Notes will cease to accrue on and after the Change in Control Repurchase Date;

                  (14)     the CUSIP number of the Notes; and

                  (15) whether the Change in Control Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock or a combination thereof, and if a combination thereof, such notice shall provide the proportion of cash and Common Stock.

                  If any of the Notes to be redeemed are in the form of a Global Note, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

                  At the Company's request, the Trustee shall give such Company Change in Control Notice on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company Change in Control Notice shall be prepared by the Company.

                  (c) Purchases of Notes by the Company pursuant to Section 3.10(a) hereof shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of repurchase in the form set forth in Exhibit C-2 attached hereto (a "Change in Control Repurchase Notice") on or prior to the 45th day after the date of the Company Change in Control Notice pursuant to 3.10(b) above, stating:

                  (i) the certificate number of the Note which the Holder will deliver to be repurchased (or if the Notes are not certificated, the Put Right Repurchase Notice must comply with the procedures of the Depositary applicable to repurchases);

                  (ii) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be $1,000 or any whole multiple thereof;

                  (iii) that such Note shall be repurchased pursuant to the terms and conditions specified in paragraph 8 on the reverse side of the Notes; and

                  (iv) if that the Company elects, pursuant to the Section 3.10(d), to pay the Change in Control Repurchase Price to be paid as of such Change in Control Repurchase Date, in whole or in part, in shares of Common Stock but such portion of the Change in

         Control Repurchase Price shall ultimately be payable to such Holder entirely in cash because any condition to payment of the Change in Control Repurchase Price (or a portion thereof) in Common Stock is not satisfied prior to the close of business on the Business Day immediately preceding such Repurchase Date, as set forth in Section 3.10(f), whether such Holder elects (i) to withdraw such Change in Control Repurchase Notice as to some or all of the Notes to which such Change in Control Repurchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Repurchase Price for all Notes (or portion thereof) to which such Change in Control Repurchase Price relates.

                  (2) delivery of such Note to the Paying Agent prior to, on or after the Change in Control Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent (if the Notes are not certificated, such delivery must comply with the procedures of the Depositary applicable to repurchases) shall be a condition to the receipt by the Holder of the Change in Control Repurchase Price therefor. The Change in Control Repurchase Price shall be so paid pursuant to this Section 3.10 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Repurchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.10(c)(1), fails to indicate such Holder's choice with respect to the election set forth in clause (iv) of Section 3.10(c)(1), such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Repurchase Price for all Notes subject to Change in Control Notice in the circumstances set forth in such clause (iv).

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.10(c) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

                  (d) The Notes to be purchased pursuant to Section 3.10(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.10(e) and (f). The Company shall designate, in the Company Change in Control Notice delivered pursuant to Section 3.10(b), whether the Company will repurchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Change in Control Repurchase Price of Notes in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.10 shall receive the same percentage of cash or

Common Stock in payment of the Change in Control Price for such Notes, except
(i) as provided in Section 3.10(f) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to repurchase the Notes of a Holder or Holders for Common Stock because any of the conditions specified in Section 3.10(f) have not been satisfied, the Company, subject to such Holder's or Holders' election under Section 3.10(c)(1)(iv) to withdraw its Change in Control Repurchase Notice, may repurchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Change in Control Notice to Holders except pursuant to this Section 3.10(b) or pursuant to Section 3.10(f) in the event of a failure to satisfy, prior to the close of business on the Change in Control Repurchase Date, any condition to the payment of the Change in Control Repurchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the date on which the Company provides its Company Change in Control Notice, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii)     the information required by Section 3.10(b),

                  (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.10(f) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Change in Control Notice required by Section 3.10(b).

                  (e) On the date as provided in Section 3.12, at the option of the Company, as specified in the Change in Control Repurchase Notice or if the conditions in Section 3.10(f) have not been met, the Change in Control Repurchase Price of Notes in respect of which a Change in Control Repurchase Notice pursuant to Section 3.10(c) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Change in Control Repurchase Price of such Notes. If the Company elects to repurchase Notes with cash, the Company Change in Control Notice, as provided in Section 3.10(b), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Change in Control Repurchase Date.

                  (f) On the date as provided in Section 3.12, at the option of the Company, as specified in the Change in Control Repurchase Notice, subject to satisfaction of the conditions set forth in this Section 3.10(f), the Change in Control Repurchase Price of Notes in respect of which a Change in Control Repurchase Notice pursuant to Section 3.10(c) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Change in Control Repurchase Price of such Notes in cash by (ii) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change in Control Repurchase Date, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Change in Control Repurchase Price. Instead the Company will pay cash for the value of the fractional share. The value of a fraction of a share shall be determined by multiplying (i) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change in Control Repurchase Date by (ii) such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

                  Upon the delivery by the Company to the Holders of the full number of the shares of Common Stock into which the Notes are convertible, together with cash payment, if any, for the cash portion of the Change in Control Repurchase Price or the Holders' fractional shares, the obligation of the Company to pay the principal amount of the Notes and any accrued and unpaid interest thereon shall be deemed satisfied. Accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

                  The Company's right to exercise its election to repurchase the Notes pursuant to Section 3.10 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) The shares of Common Stock to be issued upon repurchase of Notes hereunder:

                                    (A)      shall not require registration
                           under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Change in Control Repurchase Date; and

                                    (B)      shall not require registration
                           with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Change in Control Repurchase Date.

                  (ii) The shares of Common Stock to be listed upon repurchase of Notes hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Change in Control Repurchase Date.

                  (iii) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

                  If any of the conditions set forth in clauses (i) through
(iii) of this Section 3.10(f) are not satisfied in accordance with the terms thereof, the Change in Control Repurchase Price shall be paid by the Company only in cash.

                  (g) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.10, a portion of a Note if the principal amount of such portion is $1,000 or an whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

                  (h) The Company shall deposit cash (in respect of a cash repurchase under Section 3.10(e) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.12, sufficient to pay the aggregate Change in Control Repurchase Price of all Notes to be purchased pursuant to this
Section 3.10. As soon as practicable after the Change in Control Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Change in Control Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Repurchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Change in Control Repurchase Date.

                  (i) If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.11 Effect of Put Right Repurchase Notice or Change in Control Repurchase Notice. Upon receipt by the Paying Agent of the Put Right Repurchase Notice or the Change in Control Repurchase Notice specified in
Section 3.09(c) or Section 3.10(c), as applicable, the Holder of the Note in respect of which such Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, was given shall (unless such Put Right Repurchase Notice or Change in Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Put Right Repurchase Price or Change in Control Repurchase Price, as the case may be, with respect to such Note. Such Put Right Repurchase Price or Change in Control Repurchase Price, as applicable, shall be paid to such Holder, subject to receipt of consideration for the Notes and/or Notes from the Holders by the Paying Agent, promptly following the later of (x) the Put Right Repurchase Date or Change in Control Repurchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.09(c) or Section 3.10(c), as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.09(c) or Section 3.10(c), as applicable. Notes in respect of which a Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, unless such Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, at any time prior to the close of business on the Put Right Repurchase Date or Change in Control Repurchase Date, as the case may be, specifying:

                  (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted (or, if the Notes are not certificated, the withdrawal notice must contain information required to comply with appropriate DTC procedures),

                  (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Note which remains subject to the original Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

                  There shall be no repurchase of any Notes pursuant to Section
3.09 or Section 3.10, as applicable, if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Put Right Repurchase Price or Change in Control Repurchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Put Right Repurchase Price or Change in Control Repurchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Put Right Repurchase Notice or Change in Control Repurchase Notice, as the case may be, with respect thereto shall be deemed to have been withdrawn.

                  SECTION 3.12 Deposit of Put Right Repurchase Price or Change in Control Repurchase Price. Prior to 11:00 a.m. (New York City time) on the Business Day following the Put Right Repurchase Date or Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, or a combination thereof, if permitted hereunder, sufficient to pay the aggregate Put Right Repurchase Price or Change in Control Repurchase Price, as the case may be, of all the Notes or portions thereof which are to be repurchased as of the Put Right Repurchase Date or Change in Control Repurchase Date, as the case may be. The manner in which the deposit required by this Section 3.12 is made by the Company shall be at the option of the Company.

                  SECTION 3.13 Notes Repurchased in Part. Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased.

                  SECTION 3.14 Covenant to Comply with Securities Laws upon Purchase or Repurchase of Notes. In connection with any offer to purchase or repurchase of Notes under Section 3.09 or Section 3.10 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall
(i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.09 or
Section 3.10, as the case may be, to be exercised in the time and in the manner specified in Section 3.09 or Section 3.10, as applicable.

                  SECTION 3.15 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 on the reverse side of the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Put Right Repurchase Price or the Change in Control Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.12 exceeds the aggregate Put Right Repurchase Price or Change in Control Repurchase Price, as applicable, of the Notes or portions thereof which the Company is obligated to repurchase as of the Put Right Repurchase Date or the Change in Control Repurchase Date then promptly after the Business Day following the Put Right Repurchase Date or the Change in Control Repurchase Date, as applicable, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01 Payment of Principal and Interest on the Notes. The Company will duly and punctually pay the principal of and interest at the Interest Rate in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 11:00 a.m., New York time on the day of the Stated Maturity of any Note or installment of interest, all payments so due. Principal amount, Provisional Redemption Price, Put Right Repurchase Price, Change in Control Repurchase Price, and interest shall be considered paid on the applicable date due if at 11:00 a.m., New York time on such date (or, in the case of a Put Right Repurchase Price or Change in Control Repurchase Price, on the Business Day following the applicable Put Right Repurchase Date or Change in Control Repurchase Date, respectively). the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Common Stock, if permitted hereunder, sufficient to pay all such amounts then due.

                  The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

                  SECTION 4.02 Commission and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, such reports shall be provided at the times the Company would have been required to provide reports had it continued to be subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

                  SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on April 30, 2004) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of U.S. Bank Trust National Association, located at 100 Wall Street, 16th Floor, New York, New York, 10005, attention: Corporate Trust Administration, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

                  SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE 5

                              SUCCESSOR CORPORATION

                  SECTION 5.01 When Company May Merge or Transfer Assets. The Company shall not, subject to Section 9.02 hereof, consolidate with, merge into or transfer or lease all or substantially all of its assets to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions, unless:

                  (a) either (1) the Company shall be the resulting or surviving corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any state of the United States and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

                  (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.11, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01 Events of Default. An "Event of Default" occurs if:

                  (1) the Company fails to pay when due the principal of any of the Notes at the scheduled maturity, upon redemption or exercise of a repurchase right or otherwise, whether or not such payment is prohibited by Article 11 of this Indenture;

                  (2) the Company fails to pay an installment of interest, including Liquidated Damages, if any, on any of the Notes that continues for 30 days after the date when due, whether or not such payment is prohibited by Article 11 of this Indenture; provided that a failure to make any of the first eight scheduled interest payments on the Notes on the applicable interest payment dates will constitute an Event of Default without regard to any period of grace or other cure period;

                  (3) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after such delivery date;

                  (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

                  (5) (A) one or more defaults in the payment of the Company's Indebtedness aggregating $5.0 million or more at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of a Notice of Default or (B) any of the Company's Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof, due to a default of such Indebtedness and such Indebtedness is not discharged nor such acceleration is cured, waived, rescinded or annulled within a 30-day period after a Notice of Default;

                  (6) the Company, or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary case or
                           proceeding;

                                    (B)      consents to the entry of an order
                           for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                                    (C)      consents to the appointment of a
                           Custodian of it or for any substantial part of its property;

                                    (D)      makes a general assignment for the
                           benefit of its creditors;

                                    (E)      files a petition in bankruptcy or
                           answer or consent seeking reorganization or relief;
                           or

                                    (F)      consents to the filing of such a
                           petition or the appointment of or taking possession by a Custodian; or

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against the Company
                           or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

                                    (B)      appoints a Custodian of the Company
                           or any Significant Subsidiary or for any substantial part of its or their properties; or

                                    (C)      orders the winding up or
                           liquidation of the Company or any Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 days.

                           "Bankruptcy Law" means Title 11, United States Code,
                  or any similar federal or state law for the relief of debtors.

                           "Custodian" means any receiver, trustee, assignee,
                  liquidator, custodian or similar official under any Bankruptcy Law; or

                  (8) the Pledge Agreement shall cease to be in full force and effect or enforceable other than in accordance with its terms.

                  A Default under clause (4) or (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) or (5) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (4) or (5) above, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued interest. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

                  If an Event of Default specified in Section 6.01(6) or (7) above occurs and is continuing, then the principal and the interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

                  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive by means of written consent an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected or (3) a Default which constitutes a failure to convert any Note in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of
Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.06 Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

                  SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount plus Provisional Redemption Price, Put Right Repurchase Price, Change in Control Repurchase Price or any accrued cash interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Provisional Redemption Date, and to convert the Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                  SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

                  SECTION 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Provisional Redemption Price, Put Right Repurchase Price, Change in Control Repurchase Price or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the principal amount, Provisional Redemption Price, Put Right Repurchase Price, Change in Control Repurchase Price or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  (1)      to the Trustee for amounts due under Section 7.06;

                  (2) to Noteholders for amounts due and unpaid on the Notes for the principal amount, Provisional Redemption Price, Put Right Repurchase Price, Change in Control Repurchase Price or any accrued cash interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

                  (3)      the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Provisional Redemption Price, Put Right Repurchase Price, Change in Control Repurchase Price or any accrued cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this

Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                  (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

                           (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

                  The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

                  SECTION 7.02 Certain Rights of the Trustee. In furtherance of and subject to the TIA and subject to Section 7.01:

                  (a) the Trustee may rely, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

                  (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the

         Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  SECTION 7.03 Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

                  SECTION 7.04 Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

                  SECTION 7.05 Moneys Held by Trustee. Subject to the provisions of Section 8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

                  SECTION 7.06 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section
7.06 shall survive the termination of this Indenture. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in
Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

                  SECTION 7.07 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

                  SECTION 7.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

                  SECTION 7.09 Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $10,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

                  SECTION 7.10 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b)      In case at any time any of the following shall occur:

                   (i) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Notes after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or

                   (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Noteholder; or

                   (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

                  (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence of the action in that regard taken by the Noteholders.

                  (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

                  SECTION 7.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

                  No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

                  Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                  SECTION 7.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 7.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with the provisions of Section 311 of the TIA.

                  SECTION 7.14 Reports by the Trustee. (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

                  (a) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Commission. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange.

                  SECTION 7.15 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Noteholders, as the names and addresses of such Holders appear on the Note register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

                  SECTION 8.01 Discharge of Liability on Notes. When (i) all outstanding Notes will become due and payable within one year of their Stated Maturity or (ii) all outstanding Notes are scheduled for redemption within one year and, in either case, the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Notes on the date of their Stated Maturity or the scheduled date of redemption, then the Company may discharge its obligations under this Indenture while Notes remain outstanding; provided that the Company shall remain obligated to issue shares upon conversion of the Notes. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  SECTION 8.02 Repayment of the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying

Agent shall have no further liability to the Noteholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder for the purposes of, among other things:

                  (1) adding to the Company's covenants for the benefit of the Holders;

                  (2) surrendering any right or power conferred upon the Company;

                  (3) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

                  (4) reducing the Conversion Price, provided that the reduction will not adversely affect the interests of Holders in any material respect;

                  (5) complying with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) making any changes or modifications to this Indenture necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement, provided that this action does not adversely affect the interests of the Holders in any material respect;

                  (7) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect;

                  (8) modifying any provision herein or the Notes in order to conform the corresponding provision to the description set forth in the offering memorandum relating to the Notes, dated October 8, 2003;

                  (9) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

                  (10)     complying with Article 5; or

                  (11) providing for uncertificated Notes in addition to the Certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended.

                  SECTION 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at the meeting, the Company may modify and amend this Indenture or the Notes and waive noncompliance by the Company. However, without the written consent of each Noteholder affected, a modification, amendment or waiver to this Indenture or the Notes may not:

                  (1) change the maturity of the principal of or any installment of interest on any Note (including any payment of Liquidated Damages);

                  (2) reduce the principal amount of, or interest on (including any payment of Liquidated Damages), any Note;

                  (3) reduce the Interest Rate or interest (including any Liquidated Damages) on any Note;

                  (4) change the currency of payment of principal of or interest (including any Liquidated Damages) of any Note;

                  (5) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Note;

                  (6) except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, adversely affect the repurchase option of Holders upon a Change in Control or the conversion rights of Holders;

                  (7) modify the provisions of this Indenture relating to the pledge of securities as contemplated in Article 12 in a manner adverse to the Holders;

                  (8) modify the subordination provisions of the Notes in a manner adverse to the Holders; or

                  (9) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default.

                  It shall not be necessary for the Holders to approve the particular form of any proposed amendment in their written consent or resolution pursuant to this Section 9.02, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  SECTION 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a

Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Noteholder.

                  SECTION 9.05 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

                  SECTION 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

                  SECTION 10.01 Conversion Right and Conversion Price. Subject to and upon compliance with the provisions of this Article 10, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is a whole multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the date of the Stated Maturity of the Notes.

                  In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day preceding the applicable Provisional Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of (i) a Put Right Repurchase Date or (ii) a Change in Control, in each case for which the Holder exercises its repurchase right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Put Right Repurchase Date or Change in Control Repurchase Date, as applicable.

                  The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially equal to $3.705 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (i) of
Section 10.04 and Section 10.12 hereof.

                  In all events, upon the delivery by the Company to the Holders of the full number of the shares of Common Stock into which the Notes are convertible, together with any cash payment for the Holders' fractional shares, the obligation of the Company to pay the principal amount of the Notes and any accrued and unpaid interest thereon shall be deemed satisfied. Accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

                  SECTION 10.02 Exercise of Conversion Right. To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Note to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

                  Notwithstanding the foregoing provision of this Section 10.02, if Notes are surrendered for conversion after the close of business on any Regular Record Date and on or prior to the next succeeding Interest Payment Date, the Holder of such Notes as of such Record Date shall receive the interest that is payable on such Notes on the applicable Interest Payment Date. However, Notes that are surrendered for conversion after the close of business on any Regular Record Date, but on or prior to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion, unless such Notes have been called for redemption on the applicable Provisional Redemption Date that occurs after that Regular Record Date and on or prior to the third Business Day after that Interest Payment Date, in which case no payment shall be required.

                  Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 10.03 hereof.

                  In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

                  If shares of Common Stock to be issued upon conversion of a Restricted Note, or securities to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Note set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Notes issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.

                  The Company hereby initially appoints the Trustee as the Conversion Agent.

                  SECTION 10.03 Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the quoted price of the Common Stock as of the Trading Day preceding the date of conversion.

                  SECTION 10.04 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 10.04(g)) fixed for such determination, and

                  (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the

Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 10.04(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 10.04(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 10.04(c), (2) any dividends or distributions in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 10.04(d) called the "excluded securities"), then, in each such case, subject to the second succeeding paragraph of this Section 10.04(d), the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 10.04(g)) with respect to such distribution by a fraction:

                  (1) the numerator of which shall be the Current Market Price (determined as provided in Section 10.04(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

                  (2)      the denominator of which shall be such Current Market
         Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities so distributed (other than excluded securities) such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 10.04(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                  (i) are deemed to be transferred with such shares of Common Stock;

                  (ii)     are not exercisable; and

                  (iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of this Section 10.04(d) (and no adjustment to the Conversion Price under this Section 10.04(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.04(d):

                  (3) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

                  (4) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 10.04(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

                  (5) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Price reduction required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (6) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

                                    (A)      the Record Date of such dividend or
                           distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 10.04(a),
                           (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.04(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 10.04(c), and

                                    (B)      any shares of Common Stock included
                           in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
                           Section 10.04(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies or as part of a distribution referred to in Section 10.04(d) hereof), then and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                  (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
         (x) the amount of such cash dividend or distribution and (y) the number of shares of Common Stock outstanding on the Record Date, and

                  (ii) the denominator of which shall be equal to the Current Market Price on such date.

However, in the event that the amount of such cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such cash dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such cash dividend or distribution had not been declared.

                  (f) In case a tender offer or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of Purchased Shares (as defined below)) of cash and other consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) exceeding the Current Market Price (determined as provided in
Section 10.04(g)) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                           (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

                           (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate cash and other consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to repurchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such repurchases or all such repurchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.04(f) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this Section 10.04(f).

         (g) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

                  (1) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                           (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d),
                  (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                           (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
                  Section 10.04(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                           (iii)    the "ex" date for the issuance or
                  distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.04(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 10.04(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                  (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                  (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

                  (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  (2) "fair market value" shall mean the amount that a willing buyer would pay a willing seller in an arm's length transaction.

                  (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Section 10.04(a), (b), (c),
(d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (j) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.03 hereof.

                  (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  SECTION 10.05 Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

                  SECTION 10.06 Notice Prior to Certain Actions. In case at any time after the date hereof:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

                  (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

                  (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

                  (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.05 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 10.02 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                                    (A)      the date on which a record is to be
                           taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                                    (B)      the date on which such
                           reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

                  Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

                  SECTION 10.07 Company to Reserve Common Stock. The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Notes outstanding.

                  SECTION 10.08 Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

                  SECTION 10.09 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in
Section 10.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                  SECTION 10.10 Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in
Section 2.10.

                  SECTION 10.11 Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur, namely:

                  (1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

                  (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

                  (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which the Holders would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had the Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.09 or Section 3.10, as the case may be, hereof.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 10.11 applies to any event or occurrence,
Section 10.04 hereof shall not apply.

                  SECTION 10.12 Adjustment for Other Distributions. If, after the Issue Date of the Notes, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Price shall be adjusted in accordance with the formula:

                           P' = P x 1/(1 + F/M)
where:

         P' = the adjusted Conversion Price.

         P  = the current Conversion Price.

         M = the average of the Post-Distribution Prices of the Common Stock for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

         F = the fair market value of the securities distributed in respect of each share of Common Stock shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

                  "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange or market on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange or market, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

                  SECTION 10.13 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.01 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section
7.01 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

                                   ARTICLE 11

                                  SUBORDINATION

                  SECTION 11.01 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness, interest (including Liquidated Damages, if any) and other obligations of any kind evidenced by the Notes and this Indenture are

(i) subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash or cash equivalents (or otherwise to the extent holders of Senior Indebtedness accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), except to the extent of the U.S. Government obligations (or the proceeds thereof) pledged as security for the exclusive benefit of the Holders pursuant to the Pledge Agreement, and (ii) that the subordination is for the benefit of the holders of Senior Indebtedness. Notwithstanding the foregoing, the Notes rank pari passu in right of payment with the Company's 5 1/4% convertible subordinated notes due 2008, except to the extent of the U.S. Government Obligations (or the proceeds thereof) pledged as security for the exclusive benefit of the Holders and the holders of the 5 1/4% convertible subordinated notes, as applicable.

                  SECTION 11.02 Liquidation; Dissolution; Bankruptcy. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially upon the terms and conditions described in Article 5), the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness (or otherwise to the extent holders of Senior Indebtedness accept satisfaction of amounts due by settlement in other than cash or cash equivalents), or provision shall be made for such payment in full, before the Noteholders will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution
(a) in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities") and (b) in the form of the Pledged Securities or the proceeds thereof) on account of principal of, or additional interest in the form of Liquidated Damages if any, or interest on the Notes; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution (a) in the form of Permitted Junior Securities and (b) in the form of the Pledged Securities or the proceeds thereof), by set-off or otherwise, to which the Noteholders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  SECTION 11.03 Default on Designated Senior Indebtedness. (a) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than (a) Permitted Junior Securities and (b) in the form of the

Pledged Securities or the proceeds thereof), may be made by or on behalf of the Company on account of principal of or interest or Liquidated Damages on the Notes or on account of the repurchase, redemption or other acquisition of Notes upon the occurrence of any Payment Default until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents (or otherwise to the extent holders of Senior Indebtedness accept satisfaction of amounts due by settlement in other than cash or cash equivalents). "Payment Default" shall mean a default in payment, whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise, of principal of or premium, if any, or interest on Designated Senior Indebtedness beyond any applicable grace period.

                  (b) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than (a) Permitted Junior Securities and (b) in the form of the Pledged Securities or the proceeds thereof), may be made by or on behalf of the Company on account of principal of or interest or Liquidated Damages, if any, on the Notes or on account of the repurchase, redemption or other acquisition of Notes during a Payment Blockage Period (as defined below), upon the occurrence of any default or event of default with respect to any Designated Senior Indebtedness other than any Payment Default pursuant to which the maturity thereof may be accelerated (a "Non-Payment Default") and receipt by the Trustee of written notice thereof from the trustee or other representative of holders of Designated Senior Indebtedness.

                  The Payment Blockage Period shall mean the period (each, a "Payment Blockage Period") that will commence upon the date of receipt by the Trustee of written notice from the trustee or such other representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

                  (i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated);

                  (ii) the date on which such Non-Payment Default is cured, waived or ceases to exist;

                  (iii) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

                  (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the trustee or such other representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

                  SECTION 11.04 Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

                  SECTION 11.05 When Distribution Must Be Paid Over. In the event that, notwithstanding the provisions of Sections 11.02 and 11.03, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Noteholder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by such Trustee or Noteholder to, the trustee or any other representative of holders of Senior Indebtedness, as their interest may appear, for application to Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or cash equivalents (or otherwise to the extent holders of Senior Indebtedness accept satisfaction of amounts due by settlement in other than cash or cash equivalents) after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Noteholders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  SECTION 11.06 Notice by the Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this
Article 11.

                  SECTION 11.07 Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Noteholders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Noteholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness that otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company of the Notes.

                  SECTION 11.08 Relative Rights. This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including Liquidated Damages, if any) on the Notes in accordance with their terms; (ii) affect the relative rights of Holders other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes. If the Company fails because of this
Article 11 to pay principal of or interest on a Note on the Stated Maturity Date, the failure is still a Default or Event of Default.

                  SECTION 11.09 Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

                  Without in any way limiting the generality of this Section 11.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other Person.

                  SECTION 11.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their trustee or representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

                  SECTION 11.11 Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 11. Only the Company or any representative of the holders of Senior

Indebtedness may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

                                   ARTICLE 12
                                    SECURITY

                  SECTION 12.01 Security.

                  (a) At the Closing Time, the Company shall (i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Initial Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Initial Pledged Securities, as computed by the Company and verified for mathematical accuracy by Ernst & Young LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first eight scheduled interest payments due on the Notes. The Initial Pledged Securities shall be pledged by the Company to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Collateral Account pending disposition pursuant to the Pledge Agreement.

                  (b) On each relevant Date of Delivery (if such Date of Delivery is different from the Closing Time), the Company shall (i) enter into a supplement to the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Additional Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Additional Pledged Securities, as computed by the Company and verified for mathematical accuracy by Ernst & Young LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first eight scheduled interest payments due on the Notes issued in connection therewith. The Additional Pledged Securities shall be pledged by the Company to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Collateral Account pending disposition pursuant to the Pledge Agreement.

                  (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee and the Collateral Agent to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge

Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in the Pledge Agreement, valid and enforceable first priority perfected liens in and on all the Pledged Securities, in favor of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

                  (d) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by
Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

                  (e) The Company shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance of the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

                  (f) The Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee and the Collateral Agent shall have the authority necessary in order to institute and maintain such suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including the authority to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee).

                  (g) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee and the Collateral Agent shall have no duty as to any Pledged Securities in their possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Securities. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords its own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Securities, by reason of the act or omission of the Collateral Agent, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

                  (h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Pledged Securities or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Securities, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Pledged Securities or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Securities, for insuring the Pledged Securities or for the payment of taxes, charges, assessments or Liens upon the Pledged Securities or otherwise as to the maintenance of the Pledged Securities. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Pledge Agreement by the Company or the Collateral Agent.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

                  Finisar Corporation
                  1308 Moffett Park Drive
                  Sunnyvale, CA 94089
                  Attention: Chief Financial Officer
                  Telephone No.: (408) 548-1000
                  Facsimile No.: (408) 541-4154

         if to the Trustee:

                  U.S. Bank Trust National Association
                  100 Wall Street, 16th Floor
                  New York, New York 10005
                  Attention: Corporate Trust Administration
                  Telephone No.: (212) 361-2458/2517
                  Facsimile No.: (212) 809-5459

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Noteholder shall be mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  SECTION 13.03 Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 13.06 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.08 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

                  SECTION 13.09 GOVERNING LAW. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

                  SECTION 13.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  SECTION 13.11 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                               FINISAR CORPORATION

                               By: /s/ Jerry S. Rawls
                                   ------------------------------------
                                   Name: Jerry S. Rawls
                                   Title: President and Chief Executive Officer

                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                               as Trustee

                               By: /s/ Adam Berman
                                   ------------------------------------
                                   Name: Adam Berman
                                   Title: Assistant Vice President

                                   EXHIBIT A-1

                           FORM OF FACE OF GLOBAL NOTE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (a) (1), (2) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND IN A PRINCIPAL AMOUNT OF AT LEAST $250,000, AND THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED

                                     A-1-1

HEREBY (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE), (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE), THE HOLDER OF THIS SECURITY MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (3) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

                                     A-1-2

                               FINISAR CORPORATION

                 2 1/2% Convertible Subordinated Notes due 2010

No.: ___     CUSIP NO.:Restricted Note-31787AAD3
                       Note held by Institutional Accredited Investors-31787AAE1 When the Note is no longer restricted-31787AAF8

Issue Date: October 15, 2003

         FINISAR CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of [_______________] DOLLARS ($[_____________]) on October __, 2010.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated: October 15, 2003                              FINISAR CORPORATION

                                                     By_________________________

                                                       Name:
                                                       Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture (as defined on the other side of this Note).

By_____________________________
      Authorized Signatory

Dated: ______________________

                                     A-1-3

                          FORM OF REVERSE SIDE OF NOTE

                  2 1/2% Convertible Subordinated Note due 2010

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1.       Cash Interest.

         The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Note. The Company will pay cash interest semiannually in arrears on April 15 and October 15, of each year (each an "Interest Payment Date"), beginning on April 15, 2004, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not a business day) (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal, or if shares of Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Note in accordance with the terms of Article 10 of the Indenture are not delivered when due, at the rate borne by the Notes, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand.

         In accordance with the terms of the Registration Rights Agreement, if:

         (A) on the 91st day after the earliest date of original issuance of any of the Notes, the Shelf Registration Statement has not been filed with the Commission;

         (B) on the 181st day following the earliest date of original issuance of any of the Notes, the Shelf Registration Statement is not declared effective;

         (C) the Shelf Registration Statement, previously declared effective, shall cease to be effective or usable without being succeeded within five Business Days by a post effective amendment or report filed with the Commission pursuant to the Exchange Act that cures the failure of the Shelf Registration Statement to be effective or usable; or

         (D) the Company suspends the use of any prospectus relating to the Shelf Registration Statement for a period exceeding 30 days in any three-month period or exceeding an aggregate of 90 days in any 12-month period,

(each, a "Registration Default") additional interest in the form of Liquidated Damages will accrue from and including the day of the Registration Default to, but excluding, the day on which the Registration Default has been cured. To and including the 90th day following such Registration Default, additional interest in the form of Liquidated Damages will accrue on the Notes at a rate per year equal to 0.25%. From and after the 91st day following such Registration Default, additional interest in the form of Liquidated Damages will accrue on the Notes at a rate per year equal to 0.50%. In no event shall the additional interest in the form of Liquidated

                                     A-1-4

Damages borne by the Notes be more than 0.50% per annum. Any amount of Liquidated Damages will be payable in cash semiannually, in arrears, on each Interest Payment Date and will cease to accrue on the date the Registration Default is cured. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of and cash interest on this Note and in respect of Provisional Redemption Prices, Put Right Repurchase Prices and Change in Control Repurchase Prices to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.       Paying Agent, Conversion Agent and Registrar.

         Initially, U.S. Bank Trust National Association (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture.

         The Company issued the Notes under an Indenture, dated as of October 15, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are general unsecured obligations of the Company (except as provided in Paragraph 18 hereof) limited to an aggregate principal amount of $150,000,000 (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Provisional Redemption.

         The Notes may be redeemed at the election of the Company, in whole at any time or in part from time to time, upon at least 30 but not more than 60 days' notice, at any time on or after October 15, 2007, at a redemption price equal to 100% if the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to but excluding the applicable Provisional Redemption Date (provided however, if such Provisional Redemption Date is an Interest Payment Date, the interest due on such Interest Payment Date shall be payable to the Holder of

                                     A-1-5
the Notes called for redemption and the Provisional Redemption Price shall not include such interest payment), if the Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in the consecutive 30-Trading Day period ending on the Trading Day immediately preceding the Notice Date.

6.       Notice of Redemption.

         Notice of the Provisional Redemption will be mailed at least 30 days but not more than 60 days before a Provisional Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Provisional Redemption Price of all Notes (or portions thereof) to be redeemed on a Provisional Redemption Date is deposited with the Paying Agent prior to or on such Provisional Redemption Date, immediately after such Provisional Redemption Date interest ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount.

7.       Sinking Fund

         No sinking fund is provided for the Notes.

8. Repurchase by the Company at the Option of the Holder; Repurchase by the Company at the Option of the Holder Upon a Change in Control.

         (a) The Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Note (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such repurchase is at least equal to $1,000) at the Put Right Repurchase Price in cash or Common Stock or a combination thereof.

         Subject to the conditions provided in the Indenture, the Company may elect to pay the Put Right Repurchase Price (to the extent not paid in cash) by delivering a number of shares of Common Stock equal to (i) the Put Right Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Put Right Repurchase Date.

         No fractional shares of Common Stock will be issued upon repurchase of any Notes. Instead of any fractional share of Common Stock, which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

         The Company Put Right Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Paying Agent a Put Right Repurchase Notice as provided in the Indenture.

         Holders have the right to withdraw any Put Right Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                                     A-1-6

         (b) If a Change in Control occurs, the Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Note (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such repurchase is at least equal to $1,000) at the Change in Control Repurchase Price in cash or Common Stock or a combination thereof.

         Subject to the conditions provided in the Indenture, the Company may elect to pay the Change in Control Repurchase Price (to the extent not paid in cash) by delivering a number of shares of Common Stock equal to (i) the Change in Control Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change in Control Repurchase Date.

         No fractional shares of Common Stock will be issued upon repurchase of any Notes. Instead of any fractional share of Common Stock, which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

         A Company Change in Control Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Paying Agent a Change in Control Repurchase Notice as provided in the Indenture.

         Holders have the right to withdraw any Change in Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

9.       Conversion.

         Subject to the next two succeeding sentences, a Holder of a Note may convert it into Common Stock of the Company at any time before the close of business on October 15, 2010. If the Note is called for redemption, the Holder may convert it at any time before the close of business on the Business Day preceding the applicable Provisional Redemption Date. A Note in respect of which a Holder has delivered a Put Right Repurchase Notice or a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Price shall be equal to $3.705 per share of Common Stock, subject to adjustment in certain events described in the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Common Stock.

         To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

                                     A-1-7

10.      Conversion Arrangement on Call for Redemption.

         Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day preceding the applicable Provisional Redemption Date, may be purchased from the Holders of such Notes at an amount not less than the Provisional Redemption Price by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Trustee in trust for such Holders.

11.      Denominations; Transfer; Exchange.

         The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which the Put Right Repurchase Notice or a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

12.      Persons Deemed Owners.

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.      Unclaimed Money or Notes.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, or to modify any provision in the Indenture or the Notes in order to conform the provision to the corresponding description set forth in the offering memorandum, or to make any change that does not adversely

                                     A-1-8
affect the rights of any Noteholder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

15.      Defaults and Remedies.

         Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise, whether or not such payment is prohibited by Article 11 of the Indenture; (2) the Company fails to pay an installment of interest (including Liquidated Damages, if any) on any of the Notes that continues for 30 days after the date when due, whether or not such payment is prohibited by Article 11 of the Indenture; provided that a failure to make any of the first eight scheduled interest payments on the Notes on the applicable interest payment dates will constitute an event of default with no grace period or cure period; (3) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after such delivery date; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (5) (A) one or more defaults in the payment of any of the Company's Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within 30 days after written notice of such default or defaults shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding or (B) any of the Company's Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not cured, waived, rescinded nor annulled within 30 days after written notice of such default or defaults shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; and (7) the Pledge Agreement shall cease to be in full force and effect or enforceable other than in accordance with its terms. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any

                                     A-1-9
continuing Default (except a Default in payment of amounts specified in clause
(1) or (2) above) if it determines that withholding notice is in their interests.

16.      Subordination

         The payment of principal of and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents (or otherwise to the extent holders of Senior Indebtedness accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

17.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.      Security

         The Company has entered into the Pledge Agreement and purchased and pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders Pledged Securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide for the payment in full of the first eight scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and will be held by the Collateral Agent in the Collateral Account pending disbursement pursuant to the Pledge Agreement.

19.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

20.      Authentication.

         This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

21.      Abbreviations.

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                                     A-1-10

21.      GOVERNING LAW.

         THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

         The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture that has in it the text of this Note in larger type. Requests may be made to:

                  Finisar Corporation
                  1308 Moffett Park Drive
                  Sunnyvale, CA  94089
                  Attention: Chief Financial Officer

                                     A-1-11

          ASSIGNMENT FORM                          CONVERSION NOTICE
To assign this Note, fill in the form   To convert this Note into Common Stock
below:                                  of the Company, check the box:

I or we assign and transfer this Note   [ ]
to

_________________________________       To convert only part of this Note, state
_________________________________       the principal amount to be converted
                                        (which must be $1,000 or a whole
(Insert assignee' sec. Or tax ID no.)   multiple of $1,000):

_____________________________________   $__________________________

_____________________________________   If you want the stock certificate made
                                        out in another person's name, fill in
_____________________________________   the form below:

(Print or type assignee's name,         ________________________________________
address and zip code)                   ________________________________________
                                        (Insert other person's social sec. or
                                        tax ID no.)

And irrevocably appoint
                                        ________________________________________
_____________________ agent to
transfer this Note on the books of      ________________________________________
the Company. The agent may substitute
another to act for him.                 ________________________________________

                                        ________________________________________
                                        (Print or type other person's name,
                                        address and zip code)

________________________________________________________________________________

Date: _____________________ Your Signature:_____________________________________

________________________________________________________________________________
       (Sign exactly as your name appears on the other side of this Note)

                                     A-1-12

                                   EXHIBIT A-2

                            Form of Certificated Note

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (a) (1), (2) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND IN A PRINCIPAL AMOUNT OF AT LEAST $250,000, AND THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE), (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE), THE HOLDER OF THIS SECURITY MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (3) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

                                     A-2-1

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                     A-2-2

                               FINISAR CORPORATION

                 2 1/2% Convertible Subordinated Notes due 2010

No.:  __     CUSIP NO.:Restricted Note-31787AAD3
                       Note held by Institutional Accredited Investors-31787AAE1 When the Note is no longer restricted-31787AAF8

Issue Date: October 15, 2003

         FINISAR CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of [___________] DOLLARS ($[__________]) on October __, 2010.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated: October 15, 2003                       FINISAR CORPORATION

                                              By_______________________________
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture (as defined on the other side of this Note).

By_____________________________
      Authorized Signatory

Dated: ________________________

                                     A-2-3

                          Text of Reverse Side of Note

                              Use Exhibit A-1 Text

                                     A-2-4

                                   EXHIBIT B-1

                              Transfer Certificate

         In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $____________ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the "Surrendered Notes") for registration of transfer, or for exchange or conversion where the Notes issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

         [ ]      A transfer of the Surrendered Notes is made to the Company or any Subsidiaries; or

         [ ]      The transfer of the Surrendered Notes complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

         [ ]      The transfer of the Surrendered Notes is pursuant to an
effective registration statement under the Securities Act, or

         [ ]      The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Notes are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

         [ ]      The transferee is an Affiliate of the Company.

DATE:

                                                          Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)

                                     B-1-1

                                   EXHIBIT C-1

    FORM OF NOTICE OF HOLDER TO ELECT REPURCHASE ON PUT RIGHT REPURCHASE DATE

        OPTION OF HOLDER TO ELECT REPURCHASE ON PUT RIGHT REPURCHASE DATE

To:      U.S. Bank Trust National Association, as Paying Agent

cc:      Finisar Corporation

         This notice relates to the 2 1/2% Convertible Subordinated Notes due 2010 (the "Notes") of Finisar Corporation, a Delaware Corporation (the "Company"), issued pursuant to an Indenture (the "Indenture"), dated as of October 15, 2003, between the Company and U.S. Bank Trust National Association, as trustee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         The undersigned Holder of the Note (the "Undersigned") hereby requests and instructs the Company to repurchase the entire principal amount of the Note, or the portion thereof (which is $1,000 or an whole multiple thereof) below designated, on October [ ], 2007, in accordance with Section 3.09 of the Indenture and paragraph 8 on the reverse side of the Notes at the Put Right Repurchase Price.

         If the Notes have been certificated, the certificate number of the Note which the Undersigned hereby surrenders for repurchase is:______________________

            If the Notes are in book-entry form, the following is the name of the broker, dealer or other person through whom the Undersigned owns the Notes:
___________________________

         If the Company elects, pursuant to Section 3.09(d) of the Indenture, to pay the Put Right Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Put Right Purchase Price shall ultimately be payable to the Undersigned entirely in cash because any of the conditions to payment of the Put Right Purchase Price (or a portion there of) in Common Stock, as set forth in Section 3.09(f), is not satisfied prior to the close of business on such Repurchase Date, the Undersigned hereby elects:

         [ ___ ] to withdraw this notice as to some or all of the Note (The principal amount of the Notes as to which such withdrawal shall relate is $__________. If the undersigned does not indicate the principal amount of the Note to which such withdrawal relates, then such withdrawal shall relate to all of the Note); and, if certificated, the following is the certificate number of the Note as to which such withdrawal shall relate: ____________, or

         [ ___ ] to receive cash in respect of the entire Put Right Repurchase Price for all Notes (or portion thereof) to which this notice relates.

The Undersigned acknowledges and agrees that, if the undersigned fails to hereby indicate his/her choice with respect to the foregoing election, the Undersigned will be deemed to have

                                     C-1-1
elected to receive cash in respect of the entire Put Right Repurchase Price for all Notes subject to this notice under the foregoing circumstances described in this paragraph.

Dated:____________                      _______________________________________
                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.

                                        _______________________________________
                                        Signature Guaranty

Principal amount to be repurchased (in an whole multiple of $1,000, if less than all):

______________________________
NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of the Note in every particular, without alteration or any change whatsoever.

                                     C-1-2

                                   EXHIBIT C-2

      FORM OF NOTICE OF HOLDER TO ELECT REPURCHASE UPON A CHANGE IN CONTROL

          OPTION OF HOLDER TO ELECT REPURCHASE UPON A CHANGE IN CONTROL

To:      U.S. Bank Trust National Association, as Paying Agent

cc:      Finisar Corporation

         This notice relates to the 2 1/2% Convertible Subordinated Notes due 2010 (the "Notes") of Finisar Corporation, a Delaware Corporation (the "Company"), issued pursuant to an Indenture (the "Indenture"), dated as of October 15, 2003, between the Company and U.S. Bank Trust National Association, as trustee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         The undersigned registered owner of the Note (the "Undersigned") hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of the Note, or the portion thereof (which is $1,000 or an whole multiple thereof) below designated, in accordance with Section 3.10 of the Indenture and paragraph 8 on the reverse side of the Notes at the Change in Control Repurchase Price, together with accrued interest to, but excluding, such date.

         If the Notes have been certificated, the certificate number of the Note which the Undersigned hereby surrenders for repurchase is: _____________________

            If the Notes are in book-entry form, the following is the name of the broker, dealer or other person through whom the Undersigned owns the Notes:
___________________________

         If the Company elects, pursuant to Section 3.10(d) of the Indenture, to pay the Change in Control Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Change in Control Repurchase Price shall ultimately be payable to the Undersigned entirely in cash because any of the conditions to payment of the Change in Control Price (or a portion there of) in Common Stock, as set forth in Section 3.10(f), is not satisfied prior to the close of business on such Repurchase Date, the Undersigned hereby elects:

         [ ___ ] to withdraw this notice as to some or all of the Note (The principal amount of the Note as to which such withdrawal shall relate is $__________. If the undersigned does not indicate the principal amount of the Note to which such withdrawal relates, then such withdrawal shall relate to all of the Note); and, if certificated, the following is the certificate number of the Notes as to which such withdrawal shall relate: ____________, or

         [ ___ ] to receive cash in respect of the entire Change in Control Repurchase Price for all Notes (or portion thereof) to which this notice relates.

                                      C-2-1

The Undersigned acknowledges and agrees that, if the undersigned fails to hereby indicate his/her choice with respect to the foregoing election, the Undersigned will be deemed to have elected to receive cash in respect of the entire Change in Control Repurchase Price for all Notes subject to this notice under the foregoing circumstances described in this paragraph.

Dated:____________                      ________________________________________
                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.

                                        ________________________________________
                                        Signature Guaranty

Principal amount to be repurchased
(in an whole multiple of $1,000, if
less than all):

___________________________________
NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of the Note in every particular, without alteration or any change whatsoever.

                                      C-2-2

                                    EXHIBIT D

                Form of Accredited Investor Representation Letter

Finisar Corporation
1308 Moffett Drive
Sunnyvale, California  94089

U.S. Bank Trust National Association
100 Wall Street, 16th Floor
New York, New York 10005

Ladies and Gentlemen:

         We are delivering this letter in connection with the proposed transfer of $_____________ principal amount of the 2-1/2% Convertible Subordinated Notes due 2010 (the "Notes") of Finisar Corporation (the "Company"), which are convertible into shares of the Company's Common Stock, no par value per share (the "Common Stock").

                  We hereby confirm that:

                  1. we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor");

                  2. any purchase of the securities by us will be for our own account or for the account of one or more other institutional accredited investors for which we exercise sole investment discretion;

                  3. in the event that we purchase any of the securities, we will acquire securities having a minimum principal amount of not less than $250,000 for our own account or for any separate account for which we are acting;

                  4. we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the securities;

                  5. we are not acquiring the securities with a view to distribution thereof or with any present intention of offering or selling any of the securities, except inside the United States in accordance with Rule 144A under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acquiring securities shall remain at all times within our control; and

                  6. we have received a copy of the offering memorandum relating to the offering of the securities and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the securities.

         We understand and agree (x) that the Notes were originally offered only in a transaction not involving any public offering within the meaning of the Securities Act; and (y) that (A) if we decide to resell, pledge or otherwise transfer any such Notes or any shares of Common Stock issuable upon conversion thereof prior to the later of (1) the expiration of the holding period under Rule 144(k) (or any successor thereto) under the Securities Act which is applicable to such Notes or shares of Common Stock, as the case may be (the date on which such holding period shall expire with respect to any Note or share of Common Stock issued on conversion of notes being hereinafter called, with respect to such Note or share of Common Stock, as the case may be, the "Resale Restriction Termination Date") or (2) three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of Finisar, such Notes or share of Common Stock issuable upon conversion thereof may be resold, pledged or transferred only (i) to Finisar, (ii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person whom we reasonably believe is a qualified institutional buyer that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act (iii) to an institutional accredited investor ("Institutional Accredited Investor") as defined in Rule 501(a)(1), (2) or (7) under the Securities Act (provided that any resale, pledge or other transfer of notes to an institutional accredited investor must be in a minimum principal amount of $250,000 of notes), (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) we will, and each subsequent holder is required to, notify any purchaser of Notes or the Common Stock issued upon conversion thereof of the resale restrictions referred to in
(A) above, if then applicable. and (C) with respect to any transfer of certificated Notes or of certificates of Common Stock issuable upon conversion of Notes, in either case prior to the applicable Resale Restriction Termination Date (other than a transfer pursuant to clause (A) (v) above), we will deliver to Finisar and the trustee (or the transfer agent in the case of the common stock issuable upon conversion) such certificates and other information and, in the case of a transfer pursuant to clause (A) (iv) above, a legal opinion as they may reasonably require to confirm that the transfer by u complies with the foregoing restrictions.

         We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Date:____________________               _______________________________________
                                        (Name of Purchaser)

                                        By: ___________________________________
                                            Name:
                                            Title:
                                        Address:

                                      D-3